EXHIBIT 99.1

Cardtronics Announces Second Quarter 2012 Results

HOUSTON, July 31, 2012 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter ended June 30, 2012.

Key financial statistics in the second quarter of 2012 as compared to the second quarter of 2011 include:

  Consolidated revenues of $192.0 million, up by 30%, comprised of 12% organic growth and 18% growth from acquisitions completed during 2011.
  Adjusted Net Income per diluted share of $0.38, up 12% from $0.34.
  Adjusted EBITDA of $45.4 million, up 20% from $37.9 million.
  GAAP net income of $9.7 million or $0.21 per diluted share, up from $8.7 million or $0.20 per diluted share.

"On the heels of an exceptional first quarter, we had another really good quarter with continued very strong revenue growth of 30% and adjusted earnings growth of 12%," commented Steve Rathgaber, chief executive officer. "Additionally, we executed several new branding contracts during the quarter with both existing bank partners and new financial institutions that see the value in our leading retail ATM footprint and superior execution capabilities."

RECENT HIGHLIGHTS

  Completion of the installation of over 960 ATMs at Valero Corner Store locations.
  Execution of a bank branding agreement with Frost Bank to brand 615 ATMs located within Valero Corner Stores in Texas.
  Establishment of an ATM branding relationship with Sunbelt-based BBVA Compass, which elected to brand 189 ATMs at major national and regional retailer locations in Colorado and Texas.
  Installation of over 300 ATMs in 7-Eleven stores in Canada.
  Execution of a bank branding agreement with Scotiabank to brand all of the Company's 7-Eleven Canada-located ATMs.
  Execution of a fourth ATM branding agreement with PNC Bank, with this latest relationship expansion covering ATMs at 191 Harris Teeter stores in seven Southeast states, plus Washington, D.C.
  Expansion of an ATM branding relationship established with USAA in 2011, to approximately 400 ATMs located near military bases on both coasts and points in between.
  Installation of approximately 300 ATMs to date in Shell gasoline / convenience store locations in the U.K. under the contract signed in March 2012.
  Net addition of over 1,600 new deployed Company-owned ATMs during the quarter.

Effects of foreign currency exchange rate movements had an insignificant impact on reported revenues, Adjusted EBITDA and Adjusted Net Income per diluted share during the quarter.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this release.

SECOND QUARTER RESULTS

For the second quarter of 2012, consolidated revenues totaled $192.0 million, representing a 30% increase from the $147.3 million in consolidated revenues generated during the second quarter of 2011. Of the year-over-year increase, 18% was driven by businesses acquired during the second half of 2011, including EDC, Access to Money, Mr. Cash, and LocatorSearch. Of the remaining 12% organic revenue increase, 9% was attributable to a combination of the following: (1) increased transactions per ATM in the Company's United States and United Kingdom operations; (2) unit growth expansion; (3) increased revenues from managed services agreements; and (4) growth in Allpoint, America's largest surcharge-free network. Partially offsetting the increases in organic revenue was a decline in interchange as a result of rate reductions by a major network that became effective during the quarter. Finally, 3% of the year-over-year increase in consolidated revenues was attributable to higher equipment sales, driven by continued increased demand to meet the new requirements under the Americans with Disabilities Act (ADA).

Adjusted EBITDA for the second quarter of 2012 totaled $45.4 million, compared to $37.9 million during the second quarter of 2011, and Adjusted Net Income totaled $16.7 million ($0.38 per diluted share) compared to $14.4 million ($0.34 per diluted share) during the second quarter of 2011. The increases in Adjusted EBITDA and Adjusted Net Income per diluted share were positively affected by the incremental operations of ATMs acquired during the second half of 2011, as well as the organic revenue growth. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP Net Income for the second quarter of 2012 totaled $9.7 million, compared to $8.7 million during the same quarter in 2011. The increase in GAAP Net Income for the second quarter of 2012 was affected by the factors discussed above, partly offset by higher intangible asset amortization and interest expense associated with the Company's 2011 acquisitions and higher depreciation expense from new equipment purchases, higher stock-based compensation, and $0.4 million in acquisition-related costs.

SIX MONTHS RESULTS

For the six months ended June 30, 2012, consolidated revenues totaled $383.1 million, representing a 34% increase from the $285.3 million in consolidated revenues generated during the same period in 2011. Of the year-over-year increase, 19% was driven by businesses acquired during the second half of 2011, with the remaining 15% increase attributable to a combination of increases in transactions per ATM, unit growth expansion, increased revenues from managed services agreements, higher equipment sales, and growth in Allpoint.

Adjusted EBITDA totaled $89.9 million for the six months ended June 30, 2012, representing a 26% increase over the $71.4 million in Adjusted EBITDA for the same period in 2011, and Adjusted Net Income totaled $33.5 million ($0.77 per diluted share) for the first six months of 2012, up 26% on a per share basis from $26.0 million ($0.61 per diluted share) during the same period in 2011. The increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors noted above for the Company's quarterly results.

GAAP Net Income for the six months ended June 30, 2012 totaled $19.5 million, compared to $15.2 million during the same period in 2011.

Full-Year 2012 Guidance

At this time, the Company is not changing the financial guidance it previously issued in April 2012 regarding its anticipated full-year 2012 results, which was:

  Revenues of $755.0 million to $770.0 million;
  Overall gross margins of approximately 31.2% to 31.8%;
  Adjusted EBITDA of $182.5 million to $189.5 million;
  Depreciation and accretion expense of approximately $56.0 million to $58.0 million, net of noncontrolling interests;
  Cash interest expense of approximately $20.0 million to $21.0 million, net of noncontrolling interests;
  Adjusted Net Income of $1.58 to $1.64 per diluted share, based on approximately 43.9 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $70.0 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of $11.4 million of anticipated stock-based compensation expense and $23.3 million of expected intangible asset amortization expense, both on a pre-tax basis. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of $1.55 U.S. to £1.00 U.K., $13.00 Mexican pesos to $1.00 U.S., and $1.00 Canadian dollar to $1.00 U.S.

LIQUIDITY

The Company believes that it has a very strong liquidity position, with $77.7 million in available borrowing capacity under its $250.0 million revolving credit facility as of June 30, 2012. In addition, the size of the amended credit facility can be increased to $325.0 million under certain conditions. The Company's outstanding indebtedness as of June 30, 2012 consisted of $200.0 million in senior subordinated notes due 2018, $170.2 million in borrowings under its revolving credit facility due 2016, and $3.7 million in equipment financing notes associated with its majority-owned Mexico subsidiary.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes acquisition-related costs, certain other non-operating costs, loss on asset disposal, our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures, and an adjustment for noncontrolling interest. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization expense, loss on disposal of assets, stock-based compensation expense and certain other expense (income) and acquisition-related costs, and using an assumed 35% tax rate, with certain adjustments for noncontrolling interest. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by average weighted diluted shares outstanding calculated in accordance with GAAP. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Tuesday, July 31, 2012, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended June 30, 2012. To access the call, please call the conference call operator at:

    Dial in:                    (877) 303-9205
    Alternate dial-in:       (760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Second Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Monday, August 13, 2012, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 11253247 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through August 30, 2012.

ABOUT CARDTRONICS (Nasdaq:CATM)

Making ATM cash access convenient where people shop, work and live their lives, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates approximately 54,900 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future regulatory changes;
  the Company's ability to respond to potential reductions in the amount of interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs, including a recent change by a major global network that will result in lower fees earned by the Company on transactions processed over this network;
  the Company's ability to provide new ATM solutions to retailers and financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers;
  the continued implementation of the Company's corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates; and
  the additional risks the Company is exposed to in its U.K. armored transport business.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2012 and 2011
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$181,567	$ 141,429	$ 359,380	$ 274,528
ATM product sales and other revenues	10,453	5,865	23,680	10,807
Total revenues	192,020	147,294	383,060	285,335
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization shown separately below)	123,621	93,117	244,248	181,903
Cost of ATM product sales and other revenues	9,479	5,214	21,260	9,561
Total cost of revenues	133,100	98,331	265,508	191,464
Gross profit	58,920	48,963	117,552	93,871
Operating expenses:
Selling, general, and administrative expenses	16,589	12,925	32,664	25,929
Acquisition-related expenses	390	343	1,477	343
Depreciation and accretion expense	14,735	11,437	28,485	22,807
Amortization expense	5,412	3,667	10,887	7,294
Loss on disposal of assets	264	86	812	163
Total operating expenses	37,390	28,458	74,325	56,536
Income from operations	21,530	20,505	43,227	37,335
Other expense (income):
Interest expense, net	5,332	4,754	10,697	9,567
Amortization of deferred financing costs	224	213	444	424
Other expense (income)	26	139	(51)	(60)
Total other expense	5,582	5,106	11,090	9,931
Income before income taxes	15,948	15,399	32,137	27,404
Income tax expense	6,369	6,657	12,515	12,104
Net income	9,579	8,742	19,622	15,300
Net (loss) income attributable to noncontrolling interests	(85)	27	129	105
Net income attributable to controlling interests and available to common stockholders	$ 9,664	$ 8,715	$ 19,493	$ 15,195

Net income per common share – basic	$ 0.22	$ 0.20	$ 0.44	$ 0.35
Net income per common share – diluted	$ 0.21	$ 0.20	$ 0.43	$ 0.35

Weighted average shares outstanding – basic	43,268,541	41,910,944	43,163,377	41,712,659
Weighted average shares outstanding – diluted	43,730,200	42,659,587	43,648,954	42,476,101

Condensed Consolidated Balance Sheets
As of June 30, 2012 and December 31, 2011

	June 30, 2012	December 31, 2011
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$ 7,044	$ 5,576
Accounts and notes receivable, net	48,246	40,867
Inventory	3,171	3,517
Restricted cash, short-term	3,372	4,512
Current portion of deferred tax asset, net	19,032	26,902
Prepaid expenses, deferred costs, and other current assets	14,080	13,056
Total current assets	94,945	94,430
Property and equipment, net	227,402	191,331
Intangible assets, net	104,092	111,603
Goodwill	272,114	271,562
Deferred tax asset, net	35,973	23,101
Prepaid expenses, deferred costs, and other assets	17,539	20,774
Total assets	$ 752,065	$ 712,801

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and notes payable	$ 1,721	$ 2,317
Current portion of other long-term liabilities	24,917	25,101
Accounts payable and other accrued and current liabilities	105,061	112,212
Total current liabilities	131,699	139,630
Long-term liabilities:
Long-term debt	372,208	368,632
Asset retirement obligations	40,178	34,517
Other long-term liabilities	94,389	56,877
Total liabilities	638,474	599,656
Stockholders' equity	113,591	113,145
Total liabilities and stockholders' equity	$ 752,065	$ 712,801

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands)

United States	$ 155,997	$ 115,693	$ 313,916	$ 226,029
United Kingdom	28,341	25,011	53,532	46,069
Other International	7,682	6,590	15,612	13,237
Total revenues	$ 192,020	$ 147,294	$ 383,060	$ 285,335

Breakout of ATM operating revenues:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands)

Surcharge revenues	$ 87,362	$ 69,531	$ 171,259	$ 135,361
Interchange revenues	58,182	44,303	116,028	84,712
Bank branding and surcharge-free network revenues	28,351	21,872	56,620	43,553
Managed services revenues	4,044	2,302	7,854	4,250
Other revenues	3,628	3,421	7,619	6,652
Total ATM operating revenues	$181,567	$ 141,429	$ 359,380	$ 274,528

Total cost of revenues by segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands)

United States	$ 104,475	$ 74,459	$ 210,666	$ 146,200
United Kingdom	22,523	18,852	42,731	35,291
Other International	6,102	5,020	12,111	9,973
Total revenues	$ 133,100	$ 98,331	$ 265,508	$ 191,464

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands)

Merchant commissions	$ 59,987	$ 43,760	$ 117,309	$ 84,795
Vault cash rental expense	12,054	9,563	24,478	18,813
Other costs of cash	16,895	12,713	33,274	24,968
Repairs and maintenance	12,799	9,359	26,177	18,777
Communications	5,230	4,201	10,190	8,109
Transaction processing	2,117	1,051	3,970	2,005
Stock-based compensation	320	253	523	518
Other expenses	14,219	12,217	28,327	23,918
Total cost of ATM operating revenues	$ 123,621	$ 93,117	$ 244,248	$181,903

Breakout of selling, general, and administrative expenses:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands)

Employee costs	$ 8,126	$ 6,424	$ 16,618	$ 13,325
Stock-based compensation	3,128	2,140	5,485	4,105
Professional fees	1,894	1,479	3,790	3,026
Other	3,441	2,882	6,771	5,473
Total selling, general, and administrative expenses	$ 16,589	$ 12,925	$ 32,664	$ 25,929

Depreciation and accretion expense by segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands)

United States	$ 9,177	$ 6,548	$ 17,679	$ 13,554
United Kingdom	4,759	4,086	9,224	7,677
Other International	799	803	1,582	1,576
Total depreciation and accretion expense	$ 14,735	$ 11,437	$ 28,485	$ 22,807

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	June 30, 2012	December 31, 2011
	(In thousands)
8.25% senior subordinated notes	$ 200,000	$ 200,000
Revolving credit facility	170,200	166,000
Equipment financing notes	3,729	4,949
Total long-term debt	$ 373,929	$ 370,949

Share count rollforward:

Total shares outstanding as of December 31, 2011	43,999,443
Shares repurchased	(161,883)
Shares issued – restricted stock grants and stock options exercised	295,327
Shares forfeited – restricted stock	(5,850)
Total shares outstanding as of June 30, 2012	44,127,037

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands)

Cash provided by operating activities	$ 37,180	$ 16,084	$ 55,921	$ 31,039
Cash used in investing activities	(33,530)	(10,348)	(55,466)	(25,397)
Cash (used in) provided by financing activities	(2,782)	(5,520)	1,094	(4,671)
Effect of exchange rate changes on cash	(37)	98	(81)	(162)
Net increase in cash and cash equivalents	831	314	1,468	809
Cash and cash equivalents at beginning of period	6,213	3,684	5,576	3,189
Cash and cash equivalents at end of period	$ 7,044	$ 3,998	$ 7,044	$ 3,998

Key Operating Metrics – Excluding 2011 Acquisitions
For the Three and Six Months Ended June 30, 2012 and 2011
(Unaudited)

The following table excludes the effect of the acquisitions of EDC, Access to Money, and Mr. Cash that were completed in 2011 for comparative purposes:

EXCLUDING 2011 ACQUISITIONS	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Average number of transacting ATMs:
United States: Company-owned	20,886	19,063	20,508	18,973
United Kingdom	3,927	3,200	3,780	3,109
Mexico	2,834	2,892	2,836	2,906
Subtotal	27,647	25,155	27,124	24,988
United States: Merchant-owned	7,333	8,215	7,323	8,260
Average number of transacting ATMs: ATM operations	34,980	33,370	34,447	33,248

United States: Managed services (1)	5,194	4,114	5,099	4,015
United Kingdom: Managed services	21	21	21	15
Average number of transacting ATMs: Managed services	5,215	4,135	5,120	4,030

Total average number of transacting ATMs	40,195	37,505	39,567	37,278

Total transactions (in thousands):
ATM operations	149,179	120,861	286,828	229,799
Managed services	9,234	6,082	17,842	11,530
Total transactions	158,413	126,943	304,670	241,329

Total cash withdrawal transactions (in thousands):
ATM operations	92,649	74,341	178,063	140,965
Managed services	5,619	4,078	11,081	7,809
Total cash withdrawal transactions	98,268	78,419	189,144	148,774

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	883	743	862	707

ATM operating revenues	$ 1,440	$ 1,390	$ 1,443	$ 1,355
Cost of ATM operating revenues (2)	953	912	954	895
ATM operating gross profit (2) (3)	$ 487	$ 478	$ 489	$ 460

ATM operating gross profit margin (2) (3)	33.8%	34.2%	33.9%	33.7%

(1)      Includes 2,650 and 2,498 ATMs for the three months ended June 30, 2012 and 2011, respectively, and 2,627 and 2,502 ATMs for the six months ended June 30, 2012 and 2011, respectively, for which the Company only provided EFT transaction processing services.

(2)      Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.

(3)      ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including 2011 Acquisitions
For the Three and Six Months Ended June 30, 2012 and 2011
(Unaudited)

INCLUDING 2011 ACQUISITIONS	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Average number of transacting ATMs:
United States: Company-owned	25,671	19,063	25,283	18,973
United Kingdom	3,927	3,200	3,780	3,109
Mexico	2,834	2,892	2,836	2,906
Canada	631	—	580	—
Subtotal	33,063	25,155	32,479	24,988
United States: Merchant-owned	15,325	8,215	15,544	8,260
Average number of transacting ATMs: ATM operations	48,388	33,370	48,023	33,248

United States: Managed services (1)	5,959	4,114	5,869	4,015
United Kingdom: Managed services	21	21	21	15
Average number of transacting ATMs: Managed services	5,980	4,135	5,890	4,030

Total average number of transacting ATMs	54,368	37,505	53,913	37,278

Total transactions (in thousands):
ATM operations	170,706	120,861	329,591	229,799
Managed services	10,118	6,082	19,568	11,530
Total transactions	180,824	126,943	349,159	241,329

Total cash withdrawal transactions (in thousands):
ATM operations	108,388	74,341	209,273	140,965
Managed services	6,263	4,078	12,345	7,809
Total cash withdrawal transactions	114,651	78,419	221,618	148,774

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	747	743	726	707

ATM operating revenues	$ 1,223	$ 1,390	$ 1,220	$ 1,355
Cost of ATM operating revenues (2)	829	912	825	895
ATM operating gross profit (2) (3)	$ 394	$ 478	$ 395	$ 460

ATM operating gross profit margin (2) (3)	31.9%	34.2%	32.0%	33.7%

(1)      Includes 2,650 and 2,498 ATMs for the three months ended June 30, 2012 and 2011, respectively, and 2,627 and 2,502 ATMs for the six months ended June 30, 2012 and 2011, respectively, for which the Company only provided EFT transaction processing services.

(2)      Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.

(3)      ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of June 30, 2012 and 2011
(Unaudited)

	As of June 30,
Ending number of transacting ATMs:	2012	2011
United States: Company-owned	26,144	19,154
United Kingdom	4,098	3,259
Mexico	2,782	2,892
Canada	880	—
Subtotal	33,904	25,305
United States: Merchant-owned	15,064	8,226
Ending number of transacting ATMs: ATM operations	48,968	33,531

United States: Managed services (1)	5,959	4,294
United Kingdom: Managed services	21	21
Ending number of transacting ATMs: Managed services	5,980	4,315

Total ending number of transacting ATMs	54,948	37,846

(1)    Includes 2,685 and 2,511 ATMs as of June 30, 2012 and 2011, respectively for which the Company only provided EFT transaction processing services. Also includes 817 ATMs that as of December 31, 2011, were reported in the United States Merchant-owned category.

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three and Six Months Ended June 30, 2012 and 2011
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands, except share and per share amounts)

Net income attributable to controlling interests	$ 9,664	$ 8,715	$ 19,493	$ 15,195
Adjustments:
Interest expense, net	5,332	4,754	10,697	9,567
Amortization of deferred financing costs	224	213	444	424
Income tax expense	6,369	6,657	12,515	12,104
Depreciation and accretion expense	14,735	11,437	28,485	22,807
Amortization expense	5,412	3,667	10,887	7,294
EBITDA	$ 41,736	$ 35,443	$ 82,521	$ 67,391

Add back:
Loss on disposal of assets (1)	264	86	812	163
Other income (expense) (2)	19	102	(58)	(107)
Noncontrolling interests (3)	(452)	(500)	(862)	(995)
Stock-based compensation expense (4)	3,438	2,384	5,989	4,605
Acquisition-related costs (5)	390	343	1,477	343
Adjusted EBITDA	$ 45,395	$ 37,858	$ 89,879	$ 71,400
Less:
Interest expense, net (4)	5,288	4,657	10,598	9,365
Depreciation and accretion expense (4)	14,374	11,043	27,754	22,034
Adjusted pre-tax income	25,733	22,158	51,527	40,001
Income tax expense (at 35%) (6)	9,007	7,755	18,034	14,000
Adjusted Net Income	$ 16,726	$ 14,403	$ 33,493	$ 26,001

Adjusted Net Income per share	$ 0.39	$ 0.34	$ 0.78	$ 0.62
Adjusted Net Income per diluted share	$ 0.38	$ 0.34	$ 0.77	$ 0.61

Weighted average shares outstanding – basic	43,268,541	41,910,944	43,163,377	41,712,659

Weighted average shares outstanding - diluted	43,730,200	42,659,587	43,648,954	42,476,101

(1)       Primarily comprised of losses on the disposal of fixed assets that were incurred with the deinstallation of ATMs during the periods.

(2)       Amounts exclude unrealized and realized (gains) losses related to derivatives not designated as hedging instruments.

(3)       Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.

(4)       Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.

(5)       Acquisition-related costs include non-recurring costs incurred for professional and legal fees and certain transition and integration-related costs, related to recent acquisitions.

(6)       35% represents the Company's estimated long-term, cross-jurisdictional effective cash tax rate.

Reconciliation of Free Cash Flows
For the Three and Six Months Ended June 30, 2012 and 2011
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands)
Cash provided by operating activities	$ 37,180	$16,084	$55,921	$ 31,039
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(33,530)	(10,348)	(55,216)	(25,397)
Free cash flow	$ 3,650	$ 5,736	$ 705	$ 5,642

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2012
(Unaudited)

	Estimated Range Full Year 2012

	(In millions, except per share information)

Net income	$ 42.1	-	$ 44.9
Adjustments:
Interest expense, net	20.2	-	21.2
Amortization of deferred financing costs	1.0	-	1.0
Income tax expense	25.9	-	27.5
Depreciation and accretion expense	57.5	-	59.5
Amortization expense	23.3	-	23.3
EBITDA	$ 170.0	-	$ 177.4

Add back:
Noncontrolling interests	(1.4)	-	(1.8)
Loss on disposal of assets	1.0	-	1.0
Stock-based compensation expense	11.4	-	11.4
Other expense	1.5	-	1.5
Adjusted EBITDA	$ 182.5	-	$ 189.5
Less:
Interest expense, net (1)	20.0	-	21.0
Depreciation and accretion expense (1)	56.0	-	58.0
Income tax expense (at 35%) (2)	37.3	-	38.7
Adjusted Net Income	$ 69.2	-	$ 71.8

Adjusted Net Income per diluted share	$ 1.58	-	$ 1.64

Weighted average shares outstanding – diluted	43.9	-	43.9

(1)      Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.

(2)     35% represents the Company's estimated long-term, cross-jurisdictional effective cash tax rate.

Cardtronics and Allpoint are registered trademarks of Cardtronics, Inc.

All other trademarks are the property of their respective owners.

Contact Information:

Cardtronics — Media	Cardtronics — Investors
Nick Pappathopoulos	Chris Brewster
Director – Public Relations	Chief Financial Officer
832-308-4396	832-308-4128
npappathopoulos@cardtronics.com	cbrewster@cardtronics.com